Exhibit 10.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is dated as of December 1, 2013, by and between Ampio Pharmaceuticals, Inc., a Delaware corporation (“Assignor”), and Vyrix Pharmaceuticals, Inc., a Delaware corporation (“Assignee”), a wholly-owned subsidiary of Assignor.

WHEREAS, Assignor desires to assign and transfer all of its rights and interests in and under the Contracts (as defined below) to Assignee and Assignee desires to accept such assignment and transfer and to assume all such Contracts as of the date hereof, each in accordance with the terms and conditions of this Assignment.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth herein, the parties hereto agree as follows:

1. Assignment. Assignor hereby sells, assigns, transfers and conveys to Assignee, its successors and assigns, effective as of the date hereof, all of Assignor’s rights, title and interest in and under the following contracts:

(a) Manufacturing and Supply Agreement by and between Ethypharm S.A. and Assignor, dated as of September 10, 2012 (the “Ethypharm Contract”);

(b) License, Development and Commercialization Agreement by and between Daewoong Pharmaceuticals Co., Ltd and Assignor, dated as of August 23, 2011 (the “Daewoong Contract”);

(c) Distribution Agreement by and between FBM Industria Farmaceutica, Ltda. and Assignor, dated as of March 1, 2012 (the “FBM Contract”);

(d) Asset Purchase Agreement by and between Valeant International (Barbados) SRL (formerly Biovail Laboratories International SRL) and Assignor, dated as of December 2, 2011 (the “Valeant Contract”);

(e) Master Services Agreement by and between Syngene International Limited and Assignor, dated as of June 30, 2012 (the “Syngene Contract”); and

(f) Xerimis Inc. Proposal No. 2860032 by and between Xerimis Inc. and Assignor, dated as of June 5, 2013 (the “Xerimis Contract” and, together with the Ethypharm Contract, the Daewoong Contract, the FBM Contract, the Valeant Contract and the Syngene Contract, the “Contracts”).

2. Assumption. Assignee, for itself and its successors and assigns, hereby accepts Assignor’s assignment and assumes and agrees to be bound by and solely perform, effective as of the date hereof, all of the obligations, liabilities and duties of Assignor under the Contract.

3. Governing Law. This Assignment shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

4. Counterparts. This Assignment may be signed in any number of counterparts, all of which together shall constitute one and the same instrument. Any party may execute and deliver this Assignment by an executed signature page transmitted by electronic scan (pdf) or a facsimile machine.

5. Binding Effect. If and when this Assignment becomes effective, this Assignment shall be binding upon Assignor, its successors and assigns, and shall inure to the benefit of Assignee, its successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

ASSIGNOR: AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Name: Mark D. McGregor Title: CFO

ASSIGNEE: VYRIX PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Name: Mark D. McGregor Title: Secretary and Treasurer

[Signature Page to Assignment and Assumption Agreement]